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                                                                     Exhibit 4.5

                           REGISTRATION AND TAG ALONG
                                RIGHTS AGREEMENT

         REGISTRATION AND TAG ALONG RIGHTS AGREEMENT, dated as of October 1, 1996, among, Asset Alliance Corporation, a Delaware corporation ("AAC"), Trust Advisory Group, Inc., a Connecticut corporation ("TAG"), and Arnold L. Mintz and Bruce A. Lipnick (together, the "Principals" and each a "Principal"), pursuant to the Purchase Agreement (as defined below).

                                 R E C I T A L S

         WHEREAS, TAG has, pursuant to the terms of a Preferred Interest Purchase Agreement (the "Purchase Agreement"), dated as of September 30, 1996 among AAC, Asset Alliance Holding Corp., and TAG, Trust Advisors LLC, and Mark
R. Tonucci and Michael E. Portnoy (together, the "TAG Stockholders"), may acquire shares of the Common Stock, par value $0.01 per share, of AAC ("AAC Common Stock"); and

         WHEREAS, AAC has agreed to grant TAG certain registration rights with respect to any shares of AAC Common Stock acquired by TAG pursuant to the terms of the Purchase Agreement; and

         WHEREAS, the Principals have agreed to grant TAG certain participation rights with respect to future sales of AAC Common Stock; and

         WHEREAS, the parties hereto desire to define the registration and participation rights of TAG on the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms have the respective meanings set forth below:

         Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

         Convertible Subordinated Debenture: shall mean the Convertible Subordinated Debenture issued to TAG by AAC on the date hereof in the aggregate principal amount of $750,000;
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         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

         Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

         Qualified Public Offering: shall mean the closing of an underwritten public offering by AAC pursuant to a registration statement filed and declared effective under the Securities Act covering the offer and sale of AAC Common Stock for the account of AAC;

         register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

         Registrable Securities: shall mean (A) any shares of AAC Common Stock acquired by TAG upon conversion of the Convertible Subordinated Debenture, (B) any shares of AAC Common Stock acquired by TAG upon exercise of the Warrants, and (C) any shares of AAC Common Stock acquired by the TAG Stockholders upon exercise of the Options, and (D) any shares of AAC Common Stock issued to TAG as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of AAC Common Stock referred to in clause (A), (B) or
(C); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, or (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act;

         Registration Expenses: shall mean all expenses incurred by AAC in compliance with Article 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for AAC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of AAC, which shall be paid in any event by
AAC);

         Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

         Securities Act: shall mean the Securities Act of 1933, as amended; and

         Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for TAG.



2.       REGISTRATION RIGHTS


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         (a) AAC agrees that if at any time after the consummation of its first
Qualified Public Offering it shall determine to register any additional securities for its own account or for the account of any shareholder exercising registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or any successor form, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, AAC will:

                  (i) Promptly give TAG and the TAG Stockholders written notice thereof (which shall include the number of shares AAC proposes to register and, if known, the name of the proposed underwriter); and

                  (ii) Within thirty (30) days after the date of delivery of the written notice from AAC described in clause (i) above, use all reasonable efforts to include in such registration all the Registrable Securities specified in a written request or requests made by TAG or either of the TAG Stockholders (the "Requesting Stockholders"). If the underwriter advises AAC that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then AAC may offer all of the securities it proposes to register for its own account and for the accounts of the parties to the Shareholders Agreement among AAC, Arthur J. Gallagher & Co. and the Principals, or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among such other shareholders (including the Requesting Stockholders) who request inclusion of securities in such registration according to the number of securities each such shareholder requested to be included in such registration.

                  (iii) The Requesting Stockholders acknowledge and agree that AAC shall select the underwriter for an offering made pursuant to these provisions.

         (b) The Requesting Stockholders acknowledge and agree that AAC need not effect a registration under these provisions if (i) in the written opinion of counsel for AAC, the Requesting Stockholders may sell without registration under the Securities Act all Registrable Securities for which the Requesting Stockholders requested registration under the provisions of the Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold, or (ii) AAC shall have obtained from the Commission a "no-action" letter to that effect. AAC agrees that all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to these provisions shall be paid by AAC, other than Selling Expenses consisting of the fees and expenses of the Requesting Stockholders legal counsel and underwriting discounts or commissions with respect to the Requesting Stockholders' Registrable Securities.

         (c) Notwithstanding the foregoing, if, at any time after giving such written notice of its


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intention to effect such registration and prior to the effective date of the registration statement filed in connection with such registration, AAC shall determine for any reason not to register such equity securities AAC may, at its election, give written notice of such determination to the Requesting Stockholders and thereupon AAC shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities.

         (d) If the registration of which AAC gives notice is for a registered public offering involving an underwriting, AAC shall so advise TAG and each of the TAG Stockholders as a part of the written notice given pursuant to Section 2(a) above. In such event, the right of each of the Requesting Stockholders to registration pursuant to this Article 2 shall be conditioned upon such Requesting Stockholder's participation in such underwriting and the inclusion of such Requesting Stockholder's Registrable Securities in the underwriting to the extent provided herein. The Requesting Stockholders whose Registrable Securities are to be included in such registration shall (together with AAC and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by AAC or such shareholder of AAC as shall have requested such registration, as the case may be. Such underwriting agreement will contain such representations and warranties by AAC and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and the provision of opinions of counsel and accountants' letters, and the representations and warranties by, and the other agreements on the part of, AAC to and for the benefit of such underwriters shall also be made to and for the benefit of the Requesting Stockholders whose Registrable Securities are to be included in such registration. Notwithstanding any other provision of this Article 2, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, AAC shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 2(a) hereof. If any of the Requesting Stockholders disapproves of the terms of any such underwriting, he or it may elect to withdraw therefrom by written notice to AAC and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         (e) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article 2 shall be borne by AAC, and all Selling Expenses shall be borne by the Requesting Stockholders of the Registrable Securities so registered pro rata on the basis of the number of their Registrable Securities so registered.

         (f) Termination. The registration rights set forth herein shall not be available to any Requesting Stockholder if, in the opinion of counsel to AAC, all of the Registrable Securities then owned by such Requesting Stockholder could be sold in any 90-day period pursuant to Rule 144(without giving effect to the provisions of Rule 144(k)).

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3.       REGISTRATION PROCEDURES.  In the case of each registration effected by
AAC pursuant to Section 2, AAC will keep the Requesting Stockholders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, AAC will:

         (a) furnish to each Requesting Stockholder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject the review of the Requesting Stockholders and any such underwriter for a period of at least five business days, and AAC shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Requesting Stockholder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Requesting Stockholder or such underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

         (b) furnish to each Requesting Stockholder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Requesting Stockholders or any such underwriter, from time to time may reasonably request;

         (c) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Requesting Stockholders, if requested, and to any underwriter, make representatives of AAC available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as any Requesting Stockholder or any such underwriter reasonably may request;


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         (d) make available at reasonable times for inspection by the Requesting
Stockholders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Requesting Stockholders or any such underwriter, all financial and other records, pertinent corporate documents and properties of AAC and cause the officers, directors and employees of AAC to supply all information reasonably requested by the Requesting Stockholders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;

         (e) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by such sellers, except that AAC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless AAC is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

         (f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to AAC and counsel to the holders of Registrable Securities to enable the holders thereof to consummate the disposition of such Registrable Securities;

         (g) promptly notify each holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement,
(2) supplements to the prospectus forming a part of such registration statement or (3) additional information, (D) of the receipt by AAC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any

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jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

         (i) if requested by any Requesting Stockholder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Requesting Stockholder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after AAC is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (j) furnish to the Requesting Stockholders, addressed to them, an opinion of counsel for AAC, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Requesting Stockholders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified AAC's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Requesting Stockholders may reasonably request;

         (k) provide promptly to the Requesting Stockholders upon request any document filed by AAC with the Commission pursuant to the requirements of
Section 13 and Section 15 of the Exchange Act; and

         (l) use its reasonable best efforts to cause all Registrable Securities included in any

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registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

4.       INDEMNIFICATION.

         (a) AAC will indemnify each of the Requesting Stockholders, as applicable, with respect to each registration which has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by AAC of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to AAC and relating to action or inaction required of AAC in connection with any such registration, qualification or compliance, and will reimburse each of the Requesting Stockholders for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that AAC will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to AAC by the Requesting Stockholders specifically for use in such prospectus, offering circular or other document.

         (b) Each of the Requesting Stockholders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify AAC, each of its directors and officers and each underwriter, if any, of AAC's securities covered by such a registration statement, each person who controls AAC or such underwriter, each other stockholder of AAC and each of their officers, directors, members and partners, and each person controlling such other stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Requesting Stockholder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Requesting Stockholder therein not misleading, and will reimburse AAC and such other stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance

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upon and in conformity with written information furnished to AAC by such
Requesting Stockholder and stated to be specifically for use therein; provided, however, that the obligations of each of the Requesting Stockholders hereunder shall be limited to an amount equal to the net proceeds to such Requesting Stockholder of securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


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         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

         (f) The foregoing indemnity agreement of AAC and Requesting Stockholders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Requesting Stockholder (but only if such Requesting Stockholder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

5.       TAG ALONG RIGHTS

         (a) If at any time prior to a Qualified Public Offering, either of the Principals (a "Selling Principal") desires to sell thirty three percent (33%) or more of the shares of AAC Common Stock owned by it to a third party (a "Proposed Transferee"), and those shares of AAC Common Stock to be transferred (the "Offered Shares") have not been purchased by AAC or another stockholder of AAC, each of TAG and the TAG Stockholders shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Selling Principal, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Principal, a pro rata portion of the amount of shares of AAC Common Stock proposed to be sold to the Proposed Transferee. The "pro rata portion" of shares of AAC Common Stock which TAG and the TAG Stockholders shall be entitled to sell to the Proposed Transferee shall be that number of shares of AAC Common Stock as shall equal the number of Offered Shares proposed to be sold to the Proposed Transferee multiplied by a fraction, the numerator of which is the aggregate of all shares of AAC Common Stock which are then held by TAG or the TAG Stockholder, and the denominator of which is the aggregate of all shares of AAC Common Stock which are then held by the Selling Principal and all other shareholders wishing to participate in any sale under this Section 5(a).

         (b) In the event that a Selling Principal wishes to make a sale to a Proposed Transferee which is subject to this Section 5 it shall give to each of TAG and the TAG Stockholders notice of such proposed sale, stating the number of Offered Shares proposed to be sold to the Proposed Transferee. Such notice shall be given at least 20 days prior to the date of the proposed sale to the Proposed Transferee. Each shareholder wishing to so participate in any sale under Section 5(a) above shall notify the Selling Principal in writing of such intention within 15 days after such shareholder's receipt of the notice described in the preceding sentence.

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         (c) The Selling Principal and each participating shareholder shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the shares of AAC Common Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the notice provided by the Selling Principal under subparagraph (b) above; provided however, that any purchase of less than all of such shares of AAC Common Stock by the Proposed Transferee shall be made from the Selling Principal and each participating shareholder pro rata based upon the relative number of the shares of AAC Common Stock that the Selling Principal and each participating shareholder is otherwise entitled to sell pursuant to this Section 5.

6.       MISCELLANEOUS.

         (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

         (c) Each and every representation, warranty, covenant and agreement contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the Closing and shall not be affected by any investigation made by any party; provided, however, that this
Section 6(c) shall not be deemed to affect the survival periods contained in the Purchase Agreement.

         (d) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by reputable overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address as any party shall specify by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         (i) if to either of the TAG Stockholders, at such person's address as set forth on the signature pages hereof and if to TAG to:


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                  Trust Advisory Group, Inc.
                  1 Morningside Drive North
                  Westport, Connecticut 06880
                  Attention: Mark R. Tonucci, President
                  Telecopier No.: 203-454-3407

                  in either case with a copy (which shall not constitute notice) to:

                  Finn Dixon & Herling LLP
                  One Landmark Square
                  Stamford, Connecticut 06901
                  Attention: Charles J. Downey, III, Esq.
                  Telecopier No.: 203-348-5777

         (ii)     If to either of the Principals, at such
                  person's address as set forth on the
                  signature pages hereof and if to AAC to:

                  Asset Alliance Holding Corp.
                  90 Broad Street, Suite 820
                  New York, New York 10004
                  Attention: Mr. Arnold L. Mintz
                  Telecopier No.: 212-348-7165

                  in either case with a copy (which shall not constitute notice) to:

                  Carter, Ledyard & Milburn
                  2 Wall Street
                  New York, New York  10005
                  Attention: James E. Abbott, Esq.
                  Telecopier No.: 212-732-3232

         (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties (other than any assignment by AAC to an affiliate of AAC or to any party which purchases all of the capital stock or substantially all of the assets of AAC or any successor to the business of AAC, which may be made without any such consents). Any purported assignment in violation of the provisions hereof shall be void.

         (f) This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         (g) Except as provided herein, any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby shall be settled and finally determined by arbitration in New York, New York, or at such other location as the parties may agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in force at the time of such arbitration. Judgment upon any award rendered by such an arbitration may be rendered in any court having jurisdiction. All fees and charges of the American Arbitration Association and of the arbitrators and all arbitration-related costs of the parties shall be borne as the arbitrators shall determine in their award.

         Any arbitration pursuant to this Section 6(g) shall be conducted by three arbitrators. One arbitrator shall be selected by AAC and Principals, one arbitrator shall be selected by TAG and the third arbitrator shall be selected by the two arbitrators so selected. The party initiating arbitration shall name its arbitrator simultaneously. The respondent shall name its arbitrator within 15 days after it receives notice. The two arbitrators selected by the parties shall select a third arbitrator within 15 days. If the parties fail to comply with the foregoing, all remaining arbitrators shall be selected in accordance with the Commercial Arbitration Rules of the AAA. The written decision of the arbitrators shall be binding, final and conclusive upon the parties. Any party may apply to a court of competent jurisdiction to enforce the award of the arbitrators. The procedures specified in this Section 6(g) shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief from a court of competent jurisdiction if in the judgment of such party such action is necessary to avoid irreparable injury. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section 6(g) (it being understood and agreed that after the initial decision of such court as to such preliminary injunction or other preliminary judicial relief and after decision of any appellate body or the expiration of all time periods for appellate review thereof, the parties shall thereafter submit the dispute, controversy or claim to arbitration pursuant to this Section 6(g)). The arbitrators shall be empowered to award equitable or injunctive relief. The award of damages, if any, shall be limited to actual damages. The arbitrators are not empowered to award punitive damages.

         (h) This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

         (i) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements and understandings between the parties with respect thereto.

         (j) This Agreement may be terminated: (i) at any time by the written agreement of all of the parties hereto; (ii) upon the redemption, disposal or cancellation of all shares of AAC Common Stock (and all agreements and instruments convertible or granting rights to acquire shares of AAC Common Stock) owned by TAG and the TAG Stockholders.

         (k) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any of the parties hereto written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated, none of the parties hereto nor any of their respective directors, officers or affiliates, as the case may be, shall have any liability or further obligation to any of the other parties or any of their respective directors, officers or affiliates, as the case may be.

         IN WITNESS WHEREOF, the TAG Stockholders and the Principals have each executed this Agreement and TAG and AAC have each caused this Agreement to be executed by its duly authorized officer, each as of the date first above written.

                                       ASSET ALLIANCE CORPORATION


                                       By: /s/ Arnold L. Mintz
                                          ----------------------------------
                                       Name:   Arnold L. Mintz
                                       Title:  Executive Vice President
                                               and Chief Operating Officer

                                       TRUST ADVISORY GROUP, INC.


                                       By: /s/ Mark R. Tonucci
                                          ----------------------------------
                                       Name:   Mark R. Tonucci
                                       Title:  President

                                       TAG STOCKHOLDERS:

                                           /s/ Mark R. Tonucci
                                       -------------------------------------
                                       Name:    Mark R. Tonucci
                                       Address: 142 Bennett Road
                                                East Haven, Connecticut 06513

                                           /s/ Michael E. Portnoy
                                       -------------------------------------
                                       Name:     Michael E. Portnoy
                                       Address:  14 Winding Brook Road
                                                 Newtown, Connecticut 06470

                                       PRINCIPALS:

                                       /s/ Bruce H. Lipnick
                                       ____________________________________
                                       Name:    Bruce A. Lipnick
                                       Address: 1148 Fifth Avenue, Apt. 5C
                                                New York, New York 10128

                                       /s/ Arnold L. Mintz
                                       ____________________________________
                                       Name:    Arnold L. Mintz
                                       Address: 200 East 82nd Street, Apt. 27G
                                                New York, New York 10028